UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 6, 2009
Federal Signal Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-06003 (Commission File Number)	36-1063330 (IRS Employer Identification No.)
1415 W. 22nd Street, Oak Brook, Illinois 60523
(Address of principal executive offices) (Zip Code)
(630) 954-2000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Execution of a Material Definitive Agreement
Ms. Stephanie K. Kushner will no longer be serving as Senior Vice President and Chief Financial Officer of Federal Signal Corporation (the “Company”). On January 6, 2009, the Company entered into an agreement with Ms. Kushner which provides that the Company will pay her $541,920 which approximates her annual salary plus target annual bonus. The Company will also pay to Ms. Kushner $203,220, the amount of her unpaid prorated annual target bonus for 2008. Ms. Kushner is also entitled to receive COBRA coverage at the active employee rate until the earlier of the expiration of eighteen months or the date she becomes eligible to receive other insurance coverage. The Company has also agreed to pay up to $17,500 for executive outplacement related services. In exchange for the consideration provided by the Company, Ms. Kushner has executed a release in favor of the Company that includes non-competition and non-solicitation provisions.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FEDERAL SIGNAL CORPORATION
Dated: January 9, 2009	By:	/s/ William Barker
William Barker
Senior Vice President and Chief Financial Officer